California Secretary of State
Electronic Certified Copy

I, ALEX PADILLA, Secretary of State of the State of California, hereby certify that the attached transcript of 1 page is a full, true and correct copy of the original record in the custody of the California Secretary of State's office.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California on this day of July 15, 2020

ALEX PADILLA
Secretary of State

Verification Number: P575WAK
Entity (File) Number: C4613806

To verify the issuance of this certificate, use the Verification Number above with the Secretary of State Electronic Verification Search available at *bizfile.sos.ca.gov*

General Stock Corporation - Articles of Incorporation

Entity Name: BLACK UNICORN FACTORY
Entity (File) Number: C4613806
File Date: 07/12/2020
Entity Type: General Stock Corporation
Jurisdiction: California

Detailed Filing Information

1. Corporate Name: BLACK UNICORN FACTORY
2. Business Addresses:
   a. Initial Street Address of Corporation: 5777 WEST CENTURY BLVD SUITE 1110-106
   LOS ANGELES , California, 90045
   United States of America
   b. Initial Mailing Address of Corporation: 5777 WEST CENTURY BLVD SUITE 1110-106
   LOS ANGELES , California, 90045
   United States of America
3. Agent for Service of Process:
   Individual Agent: JOHNNY STEWART
   5777 Century Blvd suite 1110-106
   Los Angeles , California, 90045
   United States of America
4. Shares: 500,000,000
5. Purpose Statement: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

The incorporator affirms the information contained herein is true and correct.

Incorporator: JOHNNY STEWART